                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE - OCTOBER 14, 2002



                     NS GROUP ANNOUNCES CONFERENCE CALL AND
               SIMULTANEOUS WEB CAST FOR FRIDAY, OCTOBER 18, 2002

NEWPORT, KY--(BUSINESS WIRE)-- October 14, 2002 (NYSE: NSS) NS Group, Inc. announced today that the company will host a conference call and simultaneous web cast to review results of the September 30, 2002 quarter on Friday, October 18, 2002 at 10:00 a.m. eastern time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com. Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call, web cast and replay information are available on the Home Page and under the Investor Relations section of the company's web site, www.nsgrouponline.com.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The company manufactures and markets seamless and welded tubular steel products used in the drilling, exploration and transmission of oil and natural gas. NS Group is traded on the NYSE under the symbol NSS. For more information about NS Group log on to www.nsgrouponline.com.

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CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814
                  www.nsgrouponline.com